SECURITIES AND EXCHANGE COMMISSION
			WASHINGTON, D.C. 20549
		  -----------------------------------

			       FORM 8-K

			    Current Report
		Pursuant to Section 13 or 15(d) of the
		    Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   November 6, 2002


			RASCALS INTERNATIONAL, INC.
	  ----------------------------------------------------
	 (Exact name of Registrant as Specified in its Charter)


   Delaware                    0-33145                 84-1195628
 --------------------------------------------------------------------------
(State of Incorporation)  (Commission File         (IRS Employer
			    Number)                 Identification No.)


	     136 Freeway Drive East. East Orange, NJ 07018
	     ---------------------------------------------
	       (Address of principal executive offices)

			   (973) 266-7020
		    -----------------------------
		    Registrant's Telephone Number






Item 5.    Sale of Real Property

     On September 26, 2002 Marod Holdings, LLC sold to Commerce Bank the land and buildings at 425 Pleasant Valley Way in West Orange, New Jersey. D.E.M., Amusements, Inc., a subsidiary of the Registrant, by lease from Marod Holdings, currently carries on the operation of a restaurant and comedy club on those premises. By arrangement with Commerce Bank, D.E.M. Amusements, Inc. will continue to carry on that business until the middle of 2003, at which time D.E.M. Amusement's lease for the premises will expire.

     As described in the Current Report on Form 8-K dated December 31, 2001, Marod Holdings acquired the property in West Orange on December 31, 2001. On the same date Rodmar Holdings, LLC acquired the property at 1500 Route 35 South in Ocean, New Jersey, which is leased to Rascals Comedy Club Stage Door Grill, Inc., a subsidiary of the Registrant, for the purpose of operating a restaurant and comedy club. On that date Marod Holdings and Rodmar Holdings mortgaged the two properties to Hudson United Bank. The mortgage loan encumbering the properties had a principal amount of approximately $2,250,000. The following individuals and entities guaranteed payment of the loan to the
Bank:   Michael Margolies, Elaine Margolies, Eduardo Rodriguez, Lynn
Rodriguez, D.E.M. Amusements, Inc., Rascals Comedy Club Stage Door Grill, Inc., Rascals Enterprises, Inc. and Rascals International, Inc.

     Marod utilized a portion of the proceeds of the recent sale of the West Orange property to reduce the principal amount of the mortgage held by Hudson United Bank on the West Orange premises as well as on the premises in Ocean. The mortgage loan encumbering the properties was reduced from a principal amount of approximately $2,250,000 to a principal amount of approximately $1,250,000. The loan is currently being paid on a twenty year amortization schedule, but the unpaid balance of the loan will be due on December 31, 2003.

     Upon completion of the sale of the West Orange property, Marod Holdings assigned to Rodmar Holdings a beneficial interest in a portion of the proceeds from the sale. Marod Holdings and Rodmar Holdings subsequently loaned to the Registrant a total of $466,170. The Registrant has utilized the proceeds of the loan primarily to reduce its outstanding payables.

     In consideration of the loan, the Registrant has entered into a Loan Agreement and a Pledge Agreement with Rodmar Holdings and Marod Holdings, and the Registrant has executed a Promissory Note in favor of Rodmar Holdings and Marod Holdings. The Promissory Note is in the principal amount of $451,170 and bears interest at twelve percent per annum. The Promissory Note calls for payment of $25,000 per month, commencing on January 2, 2003. Payments under the Promissory Note will be applied first to satisfaction of accrued interest and then to reduction of principal. The Promissory Note calls for payment of the unpaid balance of the Note on December 31, 2003. The Promissory Note may be prepaid without penalty.

     The Registrant's obligations under the Promissory Note are secured by a Pledge Agreement. In the Pledge Agreement, the Registrant pledges as collateral for the Promissory Note its interest in the outstanding shares of D.E.M. Amusements, Inc. and its interest in the outstanding shares of Rascals Comedy Club Stage Door Grill, Inc. The security interest in the collateral obtained by Rodmar Holdings and Marod Holdings in the Pledge Agreement is expressly subordinated to the security interest held by Hudson United Bank. The Pledge Agreement contains standard provisions affording to Rodmar Holdings and Marod Holdings, in the event of a default by the Registrant in making payments due under the Promissory Note, the rights of a secured creditor under the New Jersey Uniform Commercial Code, including the right to take possession of the collateral in the event of a default and to, inter alia, sell the collateral at a public sale or a private sale, seek appointment of a receiver for the collateral, and until satisfaction of the defaulted loan to preserve and manage the collateral.

     The Loan Agreement provides for the delivery of the Promissory Note and the Pledge Agreement. The Loan Agreement also provides that any moneys loaned by Rodmar Holdings and Marod Holdings to the Registrant in the future will be treated on the same terms as the funds previously loaned. The Loan Agreement provides for the sale to each of Rodmar Holdings and Marod Holdings of seven million five hundred thousand shares of the Registrant's common stock for a price of $7,500 each. The Loan Agreement requires the Registrant to keep its properties fully insured while the Promissory Note is outstanding, and that during that period it will not, without the approval of Rodmar Holdings and Marod Holdings, encumber its properties, sell its accounts, sell its assets, pay any dividends, or retire any of its stock. The Loan Agreement provides that in the event of a default under the Promissory Note, that Rodmar Holdings and Marod Holdings may, in lieu of commencing foreclosure procedures under the Pledge Agreement, purchase D.E.M. Amusements, Inc. and Rascals Comedy Club Stage Door Grill, Inc. from the Registrant for fair market value, to be determined in accordance with a formula specified in the Loan Agreement.

     The members of Marod Holdings and Rodmar Holdings are the spouse of Eduardo Rodriguez (in trust for their minor children) and the Margolies Family Trust. The Managers of Marod Holdings and Rodmar Holdings are Messrs. Eduardo Rodriguez and Michael Margolies, who are members of the Registrant's Board of Directors.

				EXHIBITS

1. Loan Agreement dated November 6, 2002 among the Registrant, Rodmar Holdings, LLC and Marod Holdings, LLC.

2. Promissory Note dated November 6, 2002 issued by the Registrant in favor of Rodmar Holdings, LLC and Marod Holdings, LLC.

3. Pledge Agreement dated November 6, 2002 among the Registrant, Rodmar Holdings, LLC and Marod Holdings, LLC.


			       SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

					RASCALS INTERNATIONAL, INC.


Dated: November 25, 2002                By:/s/ Eduardo Rodriguez
					------------------------
					Eduardo Rodriguez
					Chief Executive Officer


		*       *       *       *       *


							EXHIBIT 1

				 LOAN AGREEMENT

     THIS LOAN AGREEMENT ("Agreement") is made and entered into as of November 6, 2002 by and between RASCALS INTERNATIONAL INC. (Borrower) with its office at 136 Freeway Drive East, East Orange, NJ and RODMAR HOLDINGS LLC and MAROD HOLDINGS LLC (Lenders), with their offices at 136 Freeway Drive East, East Orange, NJ.

SECTION 1.  THE LOAN

1.1.1 THE TERM LOAN.

     Lenders have during the past two months loaned to Borrower the sum of $466,170.00 in several disbursements (the "Term Loan"). The Term Loan shall be evidenced by a promissory note (the "Note"), which shall provide for monthly installment payments during 2003 and payment in full on or before December 31, 2003.

1.1.2 OTHER LOANS.

     Upon request, Lenders may extend from time to time, subject to the terms of this Agreement and the terms of the relevant Note or Notes ("additional Note or Notes"), additional facilities in the amount of any obligations of Borrower that Lenders pay or satisfy.

1.2  TERMINOLOGY.

     As used herein the word "Loan" shall mean, collectively, all the credit facilities described above.

     As used herein the word "Note" shall mean, collectively, all the promissory notes described above.

     As used herein, the words "Loan Documents" shall mean all documents executed in connection with this Agreement.

     As used herein, the term "HUB" shall mean Hudson United Bank, a New Jersey Corporation, and any successors to the interest of same.

     As used herein the term "HUB Agreement" shall mean the Mortgage Agreement between the Borrower and HUB, and any documents executed and delivered pursuant thereto.


1.3  SECURITY.

     Simultaneous with the execution of this Loan Agreement, Borrower shall execute a pledge agreement, and a financing statement, suitable for filing in the office of the Secretary of State of the State of New Jersey and any other state designated by Lenders, granting to Lenders a first priority security interest, except the security interest created by the HUB Agreement (the "HUB Lien"), in such of Borrower's property, as is described in said security agreement. Exceptions to Lender's first priority, if any, are permitted only as otherwise provided in this Agreement.

1.4  CONTROLLING DOCUMENT.

     In the event of any inconsistency between the terms of this Agreement and any Note or any of the other Loan Documents, the terms of such Note or other Loan Documents will prevail over the terms of this Agreement.

SECTION 2. CONDITIONS PRECEDENT

     Lenders shall not be obligated to disburse all or any portion of the proceeds of the Loan unless at or prior to the time for the making of such disbursement, the following conditions have been fulfilled to Lenders' satisfaction.

2.1  BORROWING RESOLUTION.

     Borrower shall have provided Lenders with certified copies of resolutions duly adopted by the Board of Directors of Borrower, authorizing this Agreement and the Loan Documents. Such resolutions shall also designate the persons who are authorized to act on Borrower's behalf in connection with this Agreement and to do the things required of Borrower pursuant to this Agreement.

2.2  CONTINUING COMPLIANCE.

     At the time any disbursement is to be made, there shall not exist any event, condition or act which constitutes an event of default under Section
6 hereof or any event, condition or act which with notice, lapse of time or both would constitute such event of default; nor shall there be any such event condition, or act immediately after the disbursement were it to be made.

2.3  SALE OF STOCK

     Borrower agrees to sell and Lenders agree to purchase 15,000,000 shares of the common stock of Borrower for $15,000. Payment shall be effected by reduction of the principal amount of the Notes. Said stock shall be unregistered under the Securities Act of 1933 (the "Act") and shall be "restricted" stock within the meaning of Rule 144. Lenders acknowledge that they are acquiring such shares solely with a view to investment for their own account and not with a view to the resale or distribution of all or any part thereof, and that Lenders will not dispose of any of such shares otherwise than in accordance with the provisions of Rule 144 under the Act unless and until either the distribution of such shares is registered under the Act or the Borrower is satisfied that an exemption from such registration is available.

SECTION 3.  REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants that:

3.1  AUTHORITY TO BORROW.

     The execution, delivery and performance of this Agreement, the Note and all other agreements and instruments required by Lenders in connection with the Loan are not in contravention of any of the terms of any indenture, agreement or undertaking to which Borrower is a party or by which it or any of its property is bound or affected.

3.2  FINANCIAL STATEMENTS.

     The financial statements of Borrower, including both a balance sheet at December 31, 2001, together with supporting schedules, and an income statement for the twelve (12) months ended December 31, 2001, as well as Borrower's 3rd quarter form 10QSBfilings have heretofore been furnished to Lenders, and are true and complete and fairly represent the financial condition of Borrower during the period covered thereby. Since September 30, 2002, there has been no material adverse change in the financial condition or operations of Borrower.

3.3  LITIGATION.

     There is no litigation or proceeding pending or threatened against Borrower or any of its property which is reasonably likely to affect the financial condition, property or business of Borrower in a materially adverse manner or result in liability in excess of Borrower's insurance coverage.

3.4  DEFAULT.

     Borrower is not now in default in the payment of any of its material obligations, and there exists no event, condition or act which constitutes an event of default under Section 6 hereof and no condition, event or act which with notice or lapse of time, or both, would constitute an event of default.

3.5  COMPLIANCE WITH LAWS.

     Borrower is not in violation with respect to any applicable laws, rules, ordinances or regulations that materially affect the operations or financial condition of Borrower.

3.6  CONTINUING REPRESENTATIONS.

     These representations shall be considered to have been made again at and as of the date of each disbursement of the Loan and shall be true and correct as of such date or dates.

SECTION  4.  AFFIRMATIVE COVENANTS

     Until the Note and additional Notes and all sums payable pursuant to this Agreement or any other of the Loan Documents have been paid in full, unless Lenders waive compliance in writing, Borrower agrees that:

4.1  INSURANCE.

     Borrower will keep all of its insurable property, real, personal or mixed, insured by companies and in amounts approved by Lenders against fire and such other risks, and in such amounts, as is customarily obtained by companies conducting similar business with respect to like properties. Borrower will furnish to Lenders statements of its insurance coverage, will promptly furnish Lenders other or additional insurance deemed necessary by and upon request of Lenders to the extent that such insurance may be available and hereby assigns to Lenders, as security for Borrower's obligations to Lenders, the proceeds of any such insurance. Lenders will be named loss payee on all policies insuring collateral. Borrower will maintain adequate worker's compensation insurance and adequate insurance against liability for damage to persons or property. All policies shall require at least thirty (30) days' written notice to Lenders before any policy may be altered or cancelled.

4.2  ADDITIONAL REQUIREMENTS.

     Borrower will promptly, upon demand by Lenders, take such further action and execute all such additional documents and instruments in connection with this Agreement as Lenders in their reasonable discretion deem necessary, and promptly supply Lenders with such other information concerning its affairs as Lenders may request from time to time.

SECTION 5.  NEGATIVE COVENANTS

     Until the Note and all other sums payable pursuant to this Agreement or any other of the Loan Documents have been paid in full, unless Lenders waives compliance in writing, Borrower agrees that:

5.1  ENCUMBRANCES AND LIENS.

     Except for the HUB Lien and those already disclosed on its fiscal year end 12/31/01 financial statement, and its interim financial statements of 9/30/02 Borrower will not create, assume or suffer to exist any mortgage, pledge, security interest, encumbrance, or lien (other than for taxes not delinquent and for taxes and other items being contested in good faith) on property of any kind, whether real, personal or mixed, now owned or hereafter acquired, or upon the income or profits thereof, except to Lenders and except for minor encumbrances and easements on real property which do not affect its market value, and except for existing liens on Borrower's personal property and future purchase money security interests encumbering only the personal property purchased.

5.2  BORROWINGS.

     Borrower will not sell, discount or otherwise transfer any account receivable or any note, draft or other evidence of indebtedness, except to Lenders or except to a financial institution at face value for deposit or collection purposes only and without any fee other than fees normally charged by the financial institution for deposit or collection services. Borrower will not borrow any money, become contingently liable to borrow money, nor enter any agreement to directly or indirectly obtain borrowed money, except pursuant to agreements made with Lenders.

5.3  SALE OF ASSETS, LIQUIDATION OR MERGER.

     Borrower will neither liquidate nor dissolve nor enter into any consolidation, merger, partnership or other combinations, nor convey, nor sell, nor lease all or the greater part of its assets or business, nor purchase or lease all or the greater part of the assets or business of another, without prior written consent from Lenders.

5.4  LOANS, ADVANCES AND GUARANTIES.

     Borrower will not, except in the ordinary course of business as currently conducted, make any loans or advances, become a guarantor or surety, pledge its credit or properties in any manner or extend credit.

5.5  PAYMENT OF DIVIDENDS.

     Borrower will not declare or pay any dividends, other than a dividend payable in its own common Stock, or authorize or make any other distribution with respect to any of its stock now or hereafter outstanding.

5.6  RETIREMENT OF STOCK.

     Borrower will not acquire or retire any share of its capital stock for value.

SECTION 6.  EVENTS OF DEFAULT

     The occurrence of any of the following events ("Events of Default") shall terminate any obligation on the part of Lenders to make or continue the Loan and automatically, unless otherwise provided under the relevant Note, shall make all sums of interest and principal and any other amounts owing under the Loan immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or any other notices or demands:

6.1 Borrower shall default in the due and punctual payment of the principal of or the interest on any one or more of the Notes; or

6.2  Any default shall occur under any one or more of the Notes; or

6.3 Borrower shall default in the due performance or observance of any covenant or condition of the Loan Documents; or

6.4 The occurrence of any event which permits the acceleration of the maturity of any material indebtedness owing by borrower to any third party, under any agreement or undertaking, including but not limited to the HUB agreement.

SECTION 7. SHAREHOLDER'S APPROVAL

     In the event of default under Section 6 hereof the Borrower shall promptly obtain the approval of its shareholders for the Loan. Provided that Borrower obtains such shareholder approval for the Loan within 45 days of the default under Section 6 hereof (unless the shareholder material is reviewed by the Securities and Exchange Commission, in which case the period of review will be added to the 45 days):

7.1 the Lenders shall take no action to enforce the Note or additional Notes unless or until (a) any creditor of Borrower takes action against Borrower which would jeopardize Lenders' first priority security interest; or (b) the HUB lien has been released, modified or waived such that enforcement by the Lenders would not constitute a predicate for legal action by HUB; and

7.2 if the Lenders become entitled to take action to enforce the Note or additional Notes pursuant to Section 7.1 hereof Lenders, at their option may, in addition to all the remedies available to them under the Loan Documents, purchase all or a portion of the shares of Borrower's subsidiaries set out in
Schedule 1 of the Pledge Agreement by applying the principal and interest due on the Notes and alternative Notes to the purchase price based on the fair market value of the subsidiaries determined in accordance with Section 7.3 hereof.

7.3 "Fair Market Value" equals the sum of 2/3 of the results of Formula 1 and 1/3 of the results of Formula 2 calculated as follows:

     a) as to the shares of Rascals Comedy Club Stage Door Grill, Inc.

     Formula 1: quarterly net income plus depreciation times 10
     Formula 2: 1.25 times quarterly revenue

     b) as to the shares of D.E.M. Amusement, Inc

     Formula 1: quarterly net income plus depreciation times 1/2 times a fraction, the numerator is the number of months before the club in West Orange closes and the denominator is 12

     Formula 2: .125 times revenue times a fraction, the numerator is the number of months before the club in West Orange closes and the denominator is 12.

     In making the forgoing calculations, quarterly net income and revenue will be determined by reference to the Borrower's internal financial statements for the fiscal quarter completed immediately prior to the date of purchase.

SECTION 8. MISCELLANEOUS PROVISIONS

8.1  ADDITIONAL REMEDIES.

     The rights, power and remedies given to Lenders hereunder shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Lenders by law against Borrower or any other person, including but not limited to Lenders's rights of setoff .

8.2  NONWAIVER.

     Any forbearance or failure or delay by Lenders in exercising any right, power or remedy hereunder shall not be deemed a waiver thereof and any single or partial exercise of any right, power or remedy shall not preclude the further exercise thereof. No waiver shall be effective unless it is in writing and signed by an officer of Lenders.

8.3  INUREMENT.

     The benefits of this Agreement shall inure to the successor and assigns of Lenders and the permitted successors and assignees of Borrower, and any assignment of Borrower without Lenders's consent shall be null and void.

8.4  APPLICABLE LAW.

     The validity and enforceability of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties shall be governed by the laws of the State of New Jersey without reference to any conflict of law principles that would tend to preclude application of the substantive law of the state of New Jersey. Any and all actions filed by the parties hereto arising out of this agreement must be brought exclusively in any State or Federal court located in the state of New Jersey and the parties waive any objection to venue or forum non conveniens of any action so filled.

8.5  SEVERABILITY.

     Should any one or more provisions of this Agreement be determined to be illegal or unenforceable, all other provisions nevertheless shall be effective.

8.6  INTEGRATION CLAUSE.

     Except for documents and instruments specifically referenced herein, this Agreement constitutes the entire agreement between Lenders and Borrower regarding the Loan and all prior communications verbal or written between Borrower and Lenders shall be of no further effect or evidentiary value.

8.7  CONSTRUCTION.

     The section and subsection headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

8.8  AMENDMENTS.

     This Agreement may be amended only in writing signed by all parties hereto.

8.9  COUNTERPARTS.

     Borrower and Lenders may execute one or more counterparts to this Agreement, each of which shall be deemed an original.

SECTION 9. SERVICE OF NOTICES

9.1 Any notices or other communications provided for or allowed hereunder shall be effective only when given by one of the following methods and addressed to the respective party at its address given at the beginning of this Agreement and shall be considered to have been validly given: (a) upon delivery, if delivered personally; (b) upon receipt, if mailed, first class postage prepaid, with the United States Postal Service; (c) on the next business day, if sent by overnight courier service of recognized standing; and
(d) upon telephoned confirmation of receipt, if telecopied.

9.2 The addresses to which notices or demands are to be given may be changed from time to time by notice delivered as provided above.



     THIS AGREEMENT is executed on behalf of the parties by duly authorized officers as of the date first above written.


				  RODMAR HOLDINGS LLC (Lender)


				  By:
				      -----------------------------
				      Name:  Eduardo Rodriguez
				      Title: Manager


				  MAROD HOLDINGS LLC (Lender)

				  By:
				      -----------------------------
				      Name:  Michael Margolies
				      Title: Manager


				  RASCALS INTERNATIONAL, INC. (Borrower)

				  By:
				      ------------------------------
				      Name:  Eduardo Rodriquez
				      Title: President



		     *       *       *       *       *


							   EXHIBIT 2

			      PROMISSORY NOTE
			      ---------------
				(Term Note)

$451,170.00
East Orange, N.J.

November 6, 2002


     FOR VALUE RECEIVED, RASCALS INTERNATIONAL INC., a corporation organized under the laws of the State of Delaware (hereinafter referred to as the "Company"), promises to pay to the order of RODMAR HOLDINGS LLC and MAROD HOLDINGS LLC. (hereinafter referred to as the "Lenders"), the principal amount of FOUR HUNDRED FIFTY-ONE THOUSAND ONE HUNDRED SEVENTY DOLLARS ($451,170.00). The unpaid principal amount of the obligation will bear interest from the date hereof at twelve percent (12%) per annum. Interest payable on this Note shall be computed on a three hundred sixty (360) day per year basis counting the actual number of days elapsed.

     The principal and interest shall be payable thus: (a) on January 2, 2003 and on the first business day of each succeeding month the Company shall pay to the Lenders jointly the sum of Twenty-Five Thousand Dollars ($25,000), which shall be applied first to payment of accrued interest and then to reduction of principal; (b) on December 31, 2003 the Company shall pay to the Lenders an amount equal to the entire unpaid principal amount of this Note and all interest accrued through that date.

     Payments of both principal and interest on this Note shall be made in lawful money of the United States of America, at 136 Freeway Drive East, East Orange, New Jersey 07018-4000, or at such other place as the Lenders or any subsequent holder hereof shall have designated to the Company in writing.

     The Company may prepay all or any portion of this Note at any time or times and in any amount without penalty or premium.

     The Lenders, by written notice to the Company, may declare the entire principal amount of this Note to be immediately due and payable if any of the following (each, an "Event of Default") shall have occurred and be continuing:

     (a) If the Company fail to make any payment of principal or interest hereunder on or before its due date.

     (b) If any Event of Default (as defined in the Loan Agreement of even date herewith) shall occur and be continuing (after the expiration of any applicable grace periods expressly provided therein).

     The Company waives presentment, notice of non-payment, protest and notice of protest, and agrees to remain fully bound notwithstanding the release of any party, extension or modification of terms, or discharge of any collateral for this note.

     No delay on the part of any holder hereof in exercising any power or rights hereunder shall operate as a waiver of any power or rights. Any demand or notice hereunder to the Company shall be deemed duly given or made when sent, if given by telecopier, when delivered, if given by personal delivery or overnight commercial carrier, or the fifth calendar day after deposit in the United States mail, certified mail, return receipt requested, addressed to the Company at its address (or telecopier number)



As follows:

RASCALS INTERNATIONAL INC.
136 Freeway Drive East
East Orange, New Jersey 07018-4000
Telecopier (Fax): 973-266-7030

or such other address or telecopier number as may be hereafter designated in writing by the Company to the Lenders.

     Any provision of this Note which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

     This Note shall be deemed to be made in New Jersey and shall in all respects be interpreted, construed, and governed by and in accordance with the laws of the State of Jersey, and the Company hereby irrevocably submits to the exclusive jurisdiction of the federal and state courts located in New Jersey.

				      RASCALS INTERNATIONAL INC.


				      By:
				      ----------------------------
				      Eduardo Rodriguez, President
Attest:


-----------------------------
Michael Margolies, Secretary



		       *       *       *       *       *

							EXHIBIT 3



PLEDGE AGREEMENT


     THIS PLEDGE AGREEMENT ("Agreement") is made as of the 6th day of November, 2002, by RASCALS INTERNATIONAL INC., a Delaware corporation (hereinafter called "Pledgor", whether one or more), in favor of RODMAR HOLDINGS LLC and MAROD HOLDINGS LLC., jointly and severally New Jersey Limited Liability Companies ("Secured Parties"). Pledgor hereby agrees with Secured Parties as follows:

1. Definitions. As used in this Agreement, the following terms shall have the meanings indicated below:

     (a) The term "Code" shall mean the Uniform Commercial Code as in effect in the State of New Jersey on the date of this Agreement or as it may hereafter be amended from time to time.

     (b) The term "Collateral" shall mean all property specifically described on Schedule "1" attached hereto and made a part hereof. The term Collateral, as used herein, shall also include (i) all certificates, instruments and/or other documents evidencing the foregoing, (ii) all renewals, replacements and substitutions of all of the foregoing, (iii) all Additional Property (as hereinafter defined), and (iv) all PRODUCTS and PROCEEDS of all of the foregoing. The designation of proceeds does not authorize Pledgor to sell, transfer or otherwise convey any of the foregoing property.

     (c) The term "Documents" shall mean the Note, this Agreement, The Loan Agreement and all other instruments and documents evidencing, securing, governing, guaranteeing and/or pertaining to the Indebtedness.

     (d) The term "Indebtedness" shall mean (i) that certain Promissory Note (the "Note") dated of even date herewith in the original principal amount of $451,170 executed by Pledgor and payable to the order of Secured Parties together with any additional Promissory Notes (the "additional Notes") executed by Pledgor from time to time pursuant to the Loan Agreement and payable to the order of Secured Parties; (ii) all accrued but unpaid interest on any of the indebtedness described in (i) above, (iii) all obligations owing to Secured Parties under any documents evidencing, securing, governing and/or pertaining to all or any part of the indebtedness described in (i) and
(ii) above, (iv) all costs and expenses incurred by Secured Parties in connection with the collection and administration of all or any part of the indebtedness and obligations described in (i), (ii) and (iii) above or the protection or preservation of, or realization upon, the collateral securing all or any part of such indebtedness and obligations, including without limitation all reasonable attorneys' fees, and (v) all renewals, extensions, modifications and rearrangements of the indebtedness and obligations described in (i), (ii), (iii) and (iv) above.

     (e) The term "Obligated Party" shall mean any party other than Pledgor who secures, guarantees and/or is otherwise obligated to pay all or any portion of the Indebtedness.

     (f) The term "HUB" shall mean Hudson United Bank., a New Jersey Corporation, and any successors to the interest of same in the Collateral.

     (g) The term "HUB Agreement" shall mean the Mortgage Agreement between the Pledgor and HUB, and any documents executed and delivered pursuant thereto.

     All words and phrases used herein which are expressly defined in Title 12A
Section 12A:1-201 New Jersey Permanent Statutes, Chapter 8 or Chapter 9 of the Code shall have the meaning provided for therein. Other words and phrases defined elsewhere in the Code shall have the meaning specified therein except to the extent such meaning is inconsistent with a definition in Section 12A:1-201, Chapter 8 or Chapter 9 of the Code.

2. Security Interest. As security for the Indebtedness, Pledgor, for value received, hereby grants to Secured Parties a continuing security interest in the Collateral.


3. Additional Property. Collateral shall also include the following property (collectively, the "Additional Property") which Pledgor becomes entitled to receive or shall receive in connection with any other Collateral:
(a) any stock certificate, including without limitation, any certificate representing a stock dividend or any certificate in connection with any recapitalization, reclassification, merger, consolidation, conversion, sale of assets, combination of shares, stock split or spin-off; (b) any option, warrant, subscription or right, whether as an addition to or in substitution of any other Collateral; (c) any dividends or distributions of any kind whatsoever, whether distributable in cash, stock or other property;
(d) any interest, premium or principal payments; and (e) any conversion or redemption proceeds; provided, however, that until the occurrence of an Event of Default (as hereinafter defined), Pledgor shall be entitled to all cash dividends and all interest paid on the Collateral (except interest paid on any certificate of deposit pledged hereunder) free of the security interest created under this Agreement. All Additional Property received by Pledgor shall be received in trust for the benefit of Secured Parties. All Additional Property and all certificates or other written instruments or documents evidencing and/or representing the Additional Property that is received by Pledgor, together with such instruments of transfer as Secured Parties may request, shall immediately be delivered to or deposited with Secured Parties and held by Secured Parties as Collateral under the terms of this Agreement, subject to any superior rights of HUB thereto. If the Additional Property received by Pledgor shall be shares of stock or other securities, such shares of stock or other securities shall be duly endorsed in blank or accompanied by proper instruments of transfer and assignment duly executed in blank with, if requested by Secured Parties, signatures guaranteed by a member or member organization in good standing of an authorized Securities Transfer Agents Medallion Program, all in form and substance satisfactory to Secured Parties. Secured Parties shall be deemed to have possession of any Collateral in transit to Secured Parties or its agent.

4. Voting Rights. As long as no Event of Default shall have occurred and be continuing hereunder, any voting rights incident to any stock or other securities pledged as Collateral may be exercised by Pledgor; provided, however, that Pledgor will not exercise, or cause to be exercised, any such voting rights, without the prior written consent of Secured Parties, if the direct or indirect effect of such vote will result in an Event of Default hereunder.

5. Maintenance of Collateral. Other than the exercise of reasonable care to assure the safe custody of any Collateral in Secured Parties' possession from time to time, Secured Parties do not have any obligation, duty or responsibility with respect to the Collateral. Without limiting the generality of the foregoing, Secured Parties shall not have any obligation, duty or responsibility to do any of the following: (a) ascertain any maturities, calls, conversions, exchanges, offers, tenders or similar matters relating to the Collateral or informing Pledgor with respect to any such matters; (b) fix, preserve or exercise any right, privilege or option (whether conversion, redemption or otherwise) with respect to the Collateral unless
(i) Pledgor makes written demand to Secured Parties to do so, (ii) such written demand is received by Secured Parties in sufficient time to permit Secured Parties to take the action demanded in the ordinary course of its business, and (iii) Pledgor provides additional collateral, acceptable to Secured Parties in their sole discretion; (c) collect any amounts payable in respect of the Collateral (Secured Parties being liable to account to Pledgor only for what Secured Parties may actually receive or collect thereon);
(d) sell all or any portion of the Collateral to avoid market loss; (e) sell all or any portion of the Collateral unless and until (i) Pledgor makes written demand upon Secured Parties to sell the Collateral, and (ii) Pledgor provides additional collateral, acceptable to Secured Parties in its sole discretion; or (f) hold the Collateral for or on behalf of any party other than Pledgor.

6. Representations and Warranties. Pledgor hereby represents and warrants the following to Secured Parties:

     (a) Enforceability. This Agreement and the other Documents constitute legal, valid and binding obligations of Pledgor, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and except to the extent specific remedies may generally be limited by equitable principles.

     (b) Ownership and Liens. Pledgor has good and marketable title to the Collateral free and clear of all liens, security interests, encumbrances or adverse claims, except for the security interest created by this Agreement and the security interest created by the HUB Agreement (the
"HUB Lien"). No dispute, right of setoff, counterclaim or defense exists with respect to all or any part of the Collateral. Pledgor has not executed any other security agreement currently affecting the Collateral other than pursuant to the HUB Agreement and no financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office except as may have been executed or filed in favor of Secured Parties or HUB.

     (c) No Conflicts or Consents. Neither the ownership, the intended use of the Collateral by Pledgor, the grant of the security interest by Pledgor to Secured Parties herein nor the exercise by Secured Parties of their rights or remedies hereunder, will (i) conflict with any provision of
(A) any domestic or foreign law, statute, rule or regulation, or (B) any agreement, judgment, license, order or permit applicable to or binding upon Pledgor or otherwise affecting the Collateral, or (ii) result in or require the creation of any lien, charge or encumbrance upon any assets or properties of Pledgor or of any person. No consent, approval, authorization or order of, and no notice to or filing with, any court, governmental authority or third party is required in connection with the grant by Pledgor of the security interest herein or the exercise by Secured Parties of their rights and remedies hereunder, subject to the superior rights of HUB under the HUB Agreement.

     (d) Security Interest. Pledgor has and will have at all times full right, power and authority to grant a security interest in the Collateral to Secured Parties in the manner provided herein, free and clear of any lien, security interest or other charge or encumbrance, except the HUB Lien.
This Agreement creates a legal, valid and binding security interest in favor of Secured Parties in the Collateral.

     (e) Location. Pledgor's residence or chief executive office, as the case may be, and the office where the records concerning the Collateral are kept is located at its address set forth on the signature page hereof.

     (f) Solvency of Pledgor. As of the date hereof, and after giving effect to this Agreement and the completion of all other transactions contemplated by Pledgor at the time of the execution of this Agreement,
(i) Pledgor is and will be solvent, (ii) the fair saleable value of Pledgor's assets exceeds and will continue to exceed Pledgor's liabilities (both fixed and contingent), and (iii) Pledgor is paying and will continue to be able to pay its debts as they mature.

     (g) Securities. Any certificates evidencing securities pledged as Collateral are valid and genuine and have not been altered. All securities pledged as Collateral have been duly authorized and validly issued, are fully paid and non-assessable, and were not issued in violation of the preemptive rights of any party or of any agreement by which Pledgor or the issuer thereof is bound. No restrictions or conditions exist with respect to the transfer or voting of any securities pledged as Collateral, except as has been disclosed to Secured Parties in writing and under the HUB Agreement. To the best of Pledgor's knowledge, no issuer of such securities (other than securities of a class which are publicly traded) has any outstanding stock rights, rights to subscribe, options, warrants or convertible securities outstanding or any other rights outstanding entitling any party to have issued to such party capital stock of such issuer, except as has been disclosed to Secured Parties in writing.

     (h) Subsidiaries. The shares described on Schedule 1 represent 100% of the issued and outstanding equity securities of the companies listed thereon.

7. Affirmative Covenants. Pledgor will comply with the covenants contained in this Section at all times during the period of time this Agreement is effective unless Secured Parties shall otherwise consent in writing.

     (a) Ownership and Liens. Pledgor will maintain good and marketable title to all Collateral free and clear of all liens, security interests, encumbrances or adverse claims, except for the security interest created by this Agreement and by the HUB Agreement. Pledgor will not permit any dispute, right of setoff, counterclaim or defense to exist with respect to all or any part of the Collateral. Pledgor will cause any financing statement or other security instrument with respect to the Collateral to be terminated, except as may exist or as may have been filed in favor of Secured Parties or HUB. Pledgor will defend at its expense Secured Parties' right, title and security interest in and to the Collateral against the claims of any third party.

     (b) Inspection of Books and Records. Pledgor will keep adequate records concerning the Collateral and will permit Secured Parties and all representatives and agents appointed by Secured Parties to inspect Pledgor's books and records of or relating to the Collateral at any time during normal business hours, to make and take away photocopies, photographs and printouts thereof and to write down and record any such information.

     (c) Adverse Claim. Pledgor covenants and agrees to promptly notify Secured Parties of any claim, action or proceeding affecting title to the Collateral, or any part thereof, or the security interests created hereunder and, at Pledgor's expense, defend Secured Parties' security interest in the Collateral against the claims of any third party. Pledgor also covenants and agrees to promptly deliver to Secured Parties a copy of all written notices received by Pledgor with respect to the Collateral, including without limitation, notices received from the issuer of any securities pledged hereunder as Collateral.

     (d) Delivery of Instruments and/or Certificates. Contemporaneously herewith, Pledgor covenants and agrees to deliver to Secured Parties any certificates, documents or instruments representing or evidencing the Collateral, with Pledgor's endorsement thereon and/or accompanied by proper instruments of transfer and assignment duly executed in blank with, if requested by Secured Parties, signatures guaranteed by a member or member organization in good standing of an authorized Securities Transfer Agents Medallion Program, all in form and substance satisfactory to Secured Parties.

     (e) Further Assurances. Pledgor will contemporaneously with the execution hereof and from time to time thereafter at its expense promptly execute and deliver all further instruments and documents and take all further action necessary or appropriate or that Secured Parties may request in order (i) to perfect and protect the security interest created or purported to be created hereby and the first priority of such security interest, (ii) to enable Secured Parties to exercise and enforce its rights and remedies hereunder in respect of the Collateral, and (iii) to otherwise effect the purposes of this Agreement, including without limitation:
(A) executing and filing any financing or continuation statements, or any amendments thereto; (B) obtaining written confirmation from the issuer of any securities pledged as Collateral of the pledge of such securities, in form and substance satisfactory to Secured Parties; (C) cooperating with Secured Parties in registering the pledge of any securities pledged as Collateral with the issuer of such securities; (D) delivering notice of Secured Parties' security interest in any securities pledged as Collateral to any securities or financial intermediary, clearing corporation or other party required by Secured Parties, in form and substance satisfactory to Secured Parties; and (E) obtaining written confirmation of the pledge of any securities constituting Collateral from any securities or financial intermediary, clearing corporation or other party required by Secured Parties, in form and substance satisfactory to Secured Parties.

8. Negative Covenants. Pledgor will comply with the covenants contained in this Section at all times during the period of time this Agreement is effective, unless Secured Parties shall otherwise consent in writing.

     (a) Transfer or Encumbrance. Pledgor will not (i) sell, assign (by operation of law or otherwise) or transfer Pledgor's rights in any of the Collateral, (ii) grant a lien or security interest in or execute, file or record any financing statement or other security instrument with respect to the Collateral to any party other than Secured Parties or HUB, or
(iii) deliver actual or constructive possession of any certificate, instrument or document evidencing and/or representing any of the Collateral to any party other than Secured Parties or HUB.

     (b) Impairment of Security Interest. Pledgor will not take or fail to take any action that would in any manner impair the value or enforceability of Secured Parties' security interest in any Collateral.

     (c) Dilution of Ownership. As to any securities pledged as Collateral (other than securities of a class which are publicly traded), Pledgor will not consent to or approve of the issuance of (i) any additional shares of any class of securities of such issuer (unless immediately upon issuance additional securities are pledged and delivered to Secured Parties pursuant to the terms hereof to the extent necessary to give Secured Parties a security interest after such issuance in at least the same percentage of such issuer's outstanding securities as Secured Parties had before such issuance), (ii) any instrument convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such securities, or (iii) any warrants, options, contracts or other commitments entitling any third party to purchase or otherwise acquire any such securities.

     (d) Restrictions on Securities. Pledgor will not enter into any agreement creating, or otherwise permit to exist, any restriction or condition upon the transfer, voting or control of any securities pledged as Collateral, except as consented to in writing by Secured Parties.

9. Rights of Secured Parties. Secured Parties shall have the rights contained in this Section at all times during the period of time this Agreement is effective.

     (a) Power of Attorney. Pledgor hereby irrevocably appoints Secured Parties as Pledgor's attorney-in-fact, such power of attorney being coupled with an interest, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, to take any action and to execute any instrument which Secured Parties may from time to time in Secured Parties' discretion deem necessary or appropriate to accomplish the purposes of this Agreement, including without limitation, the following action: (i) transfer any securities, instruments, documents or certificates pledged as Collateral in the name of Secured Parties or their nominee; (ii) use any interest, premium or principal payments, conversion or redemption proceeds or other cash proceeds received in connection with any Collateral to reduce any of the Indebtedness; (iii) exchange any of the securities pledged as Collateral for any other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, and, in connection therewith, to deposit and deliver any and all of such securities with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as Secured Parties may deem necessary or appropriate; (iv) exercise or comply with any conversion, exchange, redemption, subscription or any other right, privilege or option pertaining to any securities pledged as Collateral; provided, however, except as provided herein, Secured Parties shall not have a duty to exercise or comply with any such right, privilege or option (whether conversion, redemption or otherwise) and shall not be responsible for any delay or failure to do so; and (v) file any claims or take any action or institute any proceedings which Secured
Parties may deem necessary or appropriate for the collection and/or preservation of the Collateral or otherwise to enforce the rights of Secured Parties with respect to the Collateral.

     (b) Performance by Secured Parties. If Pledgor fails to perform any agreement or obligation provided herein, Secured Parties may themselves perform, or cause performance of, such agreement or obligation, and the expenses of Secured Parties incurred in connection therewith shall be a part of the Indebtedness, secured by the Collateral and payable by Pledgor on demand.

     Notwithstanding any other provision herein to the contrary, Secured Parties do not have any duty to exercise or continue to exercise any of the foregoing rights and shall not be responsible for any failure to do so or for any delay in doing so.

10. Events of Default. Each of the following constitutes an "Event of Default" under this Agreement:

     (a) Failure to Pay Indebtedness. The failure, refusal or neglect of Pledgor and Obligated Party to make any payment of principal or interest on the Indebtedness, or any portion thereof, as the same shall become due and payable, and the continuance of such failure for five (5) days; or

     (b) Non-Performance of Covenants. The failure of Pledgor or any Obligated Party to timely and properly observe, keep or perform any covenant, agreement, warranty or condition required herein or in any of the other Documents, which such failure could have a material adverse effect on (i) the financial condition of Pledgor or any Obligated Party, or (ii) the ability of Pledgor or any Obligated Party to repay the Indebtedness or perform its obligations under the Documents; or

     (c) Default Under other Documents. The occurrence of an Event of Default or default under any of the other Documents.

     (d) False Representation. Any representation contained herein or in any of the other Documents made by Pledgor or any Obligated Party is false or misleading in any material respect; or

     (e) Default to Third Party. The occurrence of any event which permits the acceleration of the maturity of any material indebtedness owing by Pledgor or any Obligated Party to any third party, including but not limited to HUB, under any agreement or undertaking; or

     (f) Bankruptcy or Insolvency.  If Pledgor or any Obligated Party:
(i) becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due; (ii) generally is not paying its debts as such debts become due; (iii) has a receiver, trustee or custodian appointed for, or take possession of, all or substantially all of the assets of such party or any of the Collateral, either in a proceeding brought by such party or in a proceeding brought against such party and such appointment is not discharged or such possession is not terminated within sixty (60) days after the effective date thereof or such party consents to or acquiesces in such appointment or possession; (iv) files a petition for relief under the United States Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar laws (all of the foregoing hereinafter collectively called "Applicable Bankruptcy Law") or an involuntary petition for relief is filed against such party under any Applicable Bankruptcy Law and such involuntary petition is not dismissed within sixty (60) days after the filing thereof, or an order for relief naming such party is entered under any Applicable Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by such party; (v) fails to have discharged within a period of sixty (60) days any attachment, sequestration or similar writ levied upon any property of such party; or (vi) fails to pay within thirty
(30) days any final money judgment against such party; or

     (g) Execution on Collateral. The Collateral or any portion thereof is taken on execution or other process of law in any action against Pledgor; or

     (h) Abandonment.  Pledgor abandons the Collateral or any portion thereof;
or

     (i) Action by Other Lien holder. The holder of any lien or security interest on any of the assets of Pledgor, including without limitation, the Collateral (without hereby implying the consent of Secured Parties to the existence or creation of any such lien or security interest on the Collateral), declares a default thereunder or institutes foreclosure or other proceedings for the enforcement of its remedies thereunder; or

     (j) Liquidation, Death and Related Events. If Pledgor or any Obligated Party is an entity, the liquidation, dissolution, merger or consolidation of any such entity or, if Pledgor or any Obligated Party is an individual, the death or legal incapacity of any such individual; or

     (k) Dilution of Ownership. The issuer of any securities (other than securities of a class which are publicly traded) constituting Collateral hereafter issues any shares of any class of capital stock (unless immediately upon issuance, additional securities are pledged and delivered to Secured Parties pursuant to the terms hereof to the extent necessary to give Secured Parties a security interest after such issuance in at least the same percentage of such issuer's outstanding securities as Secured Parties had before such issuance) or any options, warrants or other rights to purchase any such capital stock; or

     (l) Bankruptcy of Issuer. (i) The issuer of any securities constituting Collateral files a petition for relief under any Applicable Bankruptcy Law,
(ii) an involuntary petition for relief is filed against any such issuer under any Applicable Bankruptcy Law and such involuntary petition is not dismissed within thirty (30) days after the filing thereof, or (iii) an order for relief naming any such issuer is entered under any Applicable Bankruptcy Law.

11. Remedies and Related Rights. If an Event of Default shall have occurred, and without limiting any other rights and remedies provided herein, under any of the other Documents or otherwise available to Secured Parties, Secured Parties may exercise one or more of the rights and remedies provided in this Section.

     (a) Remedies. Secured Parties may from time to time at its discretion, without limitation and without notice except as expressly provided in any of the Documents:

     (i) exercise in respect of the Collateral all the rights and remedies of a Secured Party under the Code (whether or not the Code applies to the affected Collateral);

     (ii) reduce their claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest granted hereunder by any available judicial procedure;

     (iii) sell or otherwise dispose of, at either of their offices, on the premises of Pledgor or elsewhere, the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale or other disposition of any part of the Collateral shall not exhaust Secured Parties' power of sale, but sales or other dispositions may be made from time to time until all of the Collateral has been sold or disposed of or until the Indebtedness has been paid and performed in full), and at any such sale or other disposition it shall not be necessary to exhibit any of the Collateral;

     (iv) buy the Collateral, or any portion thereof, at any public sale;

     (v) buy the Collateral, or any portion thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations;

     (vi) apply for the appointment of a receiver for the Collateral, and Pledgor hereby consents to any such appointment; and

     (vii) at its option, retain the Collateral in satisfaction of the Indebtedness whenever the circumstances are such that Secured Parties is entitled to do so under the Code or otherwise.

     Pledgor agrees that in the event Pledgor is entitled to receive any notice under the Uniform Commercial Code, as it exists in the state governing any such notice, of the sale or other disposition of any Collateral, reasonable notice shall be deemed given when such notice is deposited in a depository receptacle under the care and custody of the United States Postal Service, postage prepaid, at Pledgor's address set forth on the signature page hereof, ten
(10) days prior to the date of any public sale, or after which a private sale, of any of such Collateral is to be held. Secured Parties shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Parties may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor further acknowledges and agrees that the redemption by Secured Parties of any certificate of deposit pledged as Collateral shall be deemed to be a commercially reasonable disposition under Title 12A Section 12A:-610 New Jersey Permanent Statutes.

     (b) Private Sale of Securities.  Pledgor recognizes that Secured
Parties may be unable to effect a public sale of all or any part of the securities pledged as Collateral because of restrictions in applicable federal and state securities laws and that Secured Parties may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that each such private sale may be at prices and other terms less favorable than what might have been obtained at a public sale and, notwithstanding the foregoing, agrees that each such private sale shall be deemed to have been made in a commercially reasonable manner and that Secured Parties shall have no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer to register such securities for public sale under any federal or state securities laws. Pledgor further acknowledges and agrees that any offer to sell such securities which has been made privately in the manner described above to not less than five (5) bona fide offerees shall be deemed to involve a "public sale" for the purposes of Title 12A
Section 12A:-610 New Jersey Permanent Statutes, notwithstanding that such sale may not constitute a "public offering" under any federal or state securities laws and that Secured Parties may, in such event, bid for the purchase of such securities.

     (c) Application of Proceeds. If any Event of Default shall have occurred, Secured Parties may at their discretion apply or use any cash held by Secured Parties as Collateral, and any cash proceeds received by Secured Parties in respect of any sale or other disposition of, collection from, or other realization upon, all or any part of the Collateral as follows in such order and manner as Secured Parties may elect:

     (i) to the repayment or reimbursement of the reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Secured Parties in connection with (A) the administration of the Documents, (B) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, the Collateral, and (C) the exercise or enforcement of any of the rights and remedies of Secured Parties hereunder;

     (ii) to the payment or other satisfaction of any liens and other encumbrances upon the Collateral;

     (iii) to the satisfaction of the Indebtedness;

     (iv)  by holding such cash and proceeds as Collateral;

     (v) to the payment of any other amounts required by applicable law (including without limitation, Title 12A Section 12A:-608 New Jersey Permanent Statutes or any other applicable statutory provision); and

     (vi) by delivery to Pledgor or any other party lawfully entitled to receive such cash or proceeds whether by direction of a court of competent jurisdiction or otherwise.

     (d) Deficiency. In the event that the proceeds of any sale of, collection from, or other realization upon, all or any part of the Collateral by Secured Parties are insufficient to pay all amounts to which Secured Parties are legally entitled, Pledgor and any party who guaranteed or is otherwise obligated to pay all or any portion of the Indebtedness shall be liable for the deficiency, together with interest thereon as provided in the Documents.

     (e) Non-Judicial Remedies. In granting to Secured Parties the power to enforce its rights hereunder without prior judicial process or judicial hearing, Pledgor expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Secured Parties to enforce its rights by judicial process. Pledgor recognizes and concedes that non-judicial remedies are consistent with the usage of trade, are responsive to commercial necessity and are the result of a bargain at arm's length. Nothing herein is intended to prevent Secured Parties or Pledgor from resorting to judicial process at either party's option.

     (f) Other Recourse.  Pledgor waives any right to require Secured
Parties to proceed against any third party, exhaust any Collateral or other security for the Indebtedness, or to have any third party joined with Pledgor in any suit arising out of the Indebtedness or any of the Documents, or pursue any other remedy available to Secured Parties. Pledgor further waives any and all notice of acceptance of this Agreement and of the creation, modification, rearrangement, renewal or extension of the Indebtedness.
Pledgor further waives any defense arising by reason of any disability or other defense of any third party or by reason of the cessation from any cause whatsoever of the liability of any third party. Until all of the Indebtedness shall have been paid in full, Pledgor shall have no right of subrogation and Pledgor waives the right to enforce any remedy which the Secured Parties have or may hereafter have against any third party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Secured Parties. Pledgor authorizes Secured Parties, and without notice or demand and without any reservation of rights against Pledgor and without affecting Pledgor's liability hereunder or on the Indebtedness, to
(i) take or hold any other property of any type from any third party as security for the Indebtedness, and exchange, enforce, waive and release any or all of such other property, (ii) apply such other property and direct the order or manner of sale thereof as Secured Parties may in their discretion determine, (iii) renew, extend, accelerate, modify, compromise, settle or release any of the Indebtedness or other security for the Indebtedness,
(iv) waive, enforce or modify any of the provisions of any of the Documents executed by any third party, and (v) release or substitute any third party.

     (g) Dividend Rights and Interest Payments. Upon the occurrence and during the continuance of an Event of Default:

     (i) all rights of Pledgor to receive and retain the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 3 shall automatically cease, and all such rights shall thereupon become vested with Secured Parties which shall thereafter have the sole right to receive, hold and apply as Collateral such dividends and interest payments; and

     (ii) all dividend and interest payments which are received by Pledgor contrary to the provisions of clause (i) of this Subsection shall be received in trust for the benefit of Secured Parties, shall be segregated from other funds of Pledgor, and shall be forthwith paid over to Secured Parties in the exact form received (properly endorsed or assigned if requested by Secured Parties), to be held by Secured Parties as Collateral.

12. Indemnity. Pledgor hereby indemnifies and agrees to hold harmless Secured Parties, and its officers, directors, employees, agents and representatives (each an "Indemnified Person") from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature (collectively, the "Claims") which may be imposed on, incurred by, or asserted against, any Indemnified Person arising in connection with the Documents, the Indebtedness or the Collateral (including without limitation, the enforcement of the Documents and the defense of any Indemnified Person's actions and/or inactions in connection with the Documents). WITHOUT LIMITATION, THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO ANY CLAIMS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH AND/OR ANY OTHER INDEMNIFIED PERSON, except to the limited extent the Claims against an Indemnified Person are proximately caused by such Indemnified Person's gross negligence or willful misconduct. If Pledgor or any third party ever alleges such gross negligence or willful misconduct by any Indemnified Person, the indemnification provided for in this Section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the a lleged gross negligence or willful misconduct. The indemnification provided for in this Section shall survive the termination of this Agreement and shall extend and continue to benefit each individual or entity who is or has at any time been an Indemnified Person hereunder.

13.  Miscellaneous.

     (a) Entire Agreement. This Agreement contains the entire agreement of Secured Parties and Pledgor with respect to the Collateral. If the parties hereto are parties to any prior agreement, either written or oral, relating to the Collateral, the terms of this Agreement shall amend and supersede the terms of such prior agreements as to transactions on or after the effective date of this Agreement, but all security agreements, financing statements, guaranties, other contracts and notices for the benefit of Secured Parties shall continue in full force and effect to secure the Indebtedness unless Secured Parties specifically releases their rights thereunder by separate release.

     (b) Amendment. No modification, consent or amendment of any provision of this Agreement or any of the other Documents shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

     (c) Actions by Secured Parties. The lien, security interest and other security rights of Secured Parties hereunder shall not be impaired by (i) any renewal, extension, increase or modification with respect to the Indebtedness,
(ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Secured Parties may grant with respect to the Collateral, or (iii) any release or indulgence granted to any endorser, guarantor or surety of the Indebtedness. The taking of additional security by Secured Parties shall not release or impair the lien, security interest or other security rights of Secured Parties hereunder or affect the obligations of Pledgor hereunder.

     (d) Waiver by Secured Parties. Secured Parties may waive any Event of Default without waiving any other prior or subsequent Event of Default. Secured Parties may remedy any default without waiving the Event of Default remedied. Neither the failure by Secured Parties to exercise, nor the delay by Secured Parties in exercising, any right or remedy upon any Event of Default shall be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right or remedy at a later date.
No single or partial exercise by Secured Parties of any right or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right or remedy hereunder may be exercised at any time. No waiver of any provision hereof or consent to any departure by Pledgor therefrom shall be effective unless the same shall be in writing and signed by Secured Parties and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified. No notice to or demand on Pledgor in any case shall of itself entitle Pledgor to any other or further notice or demand in similar or other circumstances.

     (e) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEYAND APPLICABLE FEDERAL LAWS, EXCEPT TO THE EXTENT PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST GRANTED HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW JERSEY.

     (f) Venue. This Agreement has been entered into in the county in New Jersey where Secured Parties' address for notice purposes is located, and it shall be performable for all purposes in such county. Courts within the State of New Jersey shall have jurisdiction over any and all disputes arising under or pertaining to this Agreement and venue for any such disputes shall be in the county or judicial district where this Agreement has been executed and delivered.

     (g) Severability. If a court of competent jurisdiction holds any provision of this Agreement to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be illegal, invalid or unenforceable.

     (h) No Obligation. Nothing contained herein shall be construed as an obligation on the part of Secured Parties to extend or continue to extend credit to Pledgor.

     (i) Notices. All notices, requests, demands or other communications required or permitted to be given pursuant to this Agreement shall be in writing and given by (i) personal delivery, (ii) expedited delivery service with proof of delivery, or (iii) telex, telecopy or facsimile sent to the intended addressee at the address or number set forth on the signature page hereof or to such different address or number as the addressee shall have designated by written notice sent pursuant to the terms hereof and shall be deemed to have been received either, in the case of personal delivery, at the time of personal delivery, in the case of expedited delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of telex, telecopy or facsimile, upon receipt which has been confirmed by telephone. Either party shall have the right to change its address for notice hereunder to any other location within the continental United States by notice to the other party of such new address at least thirty
(30) days prior to the effective date of such new address.

     (j) Binding Effect and Assignment. This Agreement (i) creates a continuing security interest in the Collateral, (ii) shall be binding on Pledgor and the receivers, personal representatives, successors and assigns of Pledgor, and (iii) shall inure to the benefit of Secured Parties and their successors and assigns. Without limiting the generality of the foregoing, Secured Parties may pledge, assign or otherwise transfer the Indebtedness and their rights under this Agreement and any of the other Documents to any other party. Pledgor's rights and obligations hereunder may not be assigned or otherwise transferred without the prior written consent of Secured Parties.

     (k) Termination. Upon the satisfaction in full of the Indebtedness, and upon written request for the termination hereof delivered by Pledgor to Secured Parties, and upon written release delivered by Secured Parties to Pledgor, this Agreement and the security interests created hereby shall terminate. Upon termination of this Agreement and Pledgor's written request, Secured Parties will, at Pledgor's sole cost and expense, return to Pledgor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination.

     (l) Cumulative Rights. All rights and remedies of Secured Parties hereunder are cumulative of each other and of every other right or remedy which Secured Parties may otherwise have at law or in equity or under any of the other Documents, and the exercise of one or more of such rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies.

     (m) Gender and Number. Within this Agreement, words of any gender shall be held and construed to include the other gender, and words in the singular number shall be held and construed to include the plural and words in the plural number shall be held and construed to include the singular, unless in each instance the context requires otherwise.

     (n) Descriptive Headings. The headings in this Agreement are for convenience only and shall in no way enlarge, limit or define the scope or meaning of the various and several provisions hereof.



EXECUTED as of the date first written above.


Pledgor's Address:                      PLEDGOR:

136 Freeway Drive East                  RASCALS INTERNATIONAL INC.,
East Orange, NJ 07018-4000
Telecopy No.:  (973) 266-7030           By:
					   ----------------------------
					   Eduardo Rodriguez, President

Secured Parties' Address:               RODMAR HOLDINGS, LLC
136 Freeway Drive East
East Orange, NJ 07018-4000              By:
Telecopy No.:   (973) 266-7030             ---------------------------
					   Eduardo Rodriguez, Manager


					   MAROD HOLDINGS, LLC.

					 By:
					   ---------------------------
					   Michael Margolies, Manager



			      SCHEDULE 1



All of Pledgor's ownership interests in the following entities, which interest is evidenced by the shares set forth opposite its name:



1.      D.E.M. Amusement, Inc.,           Certificate Number 7
	a New Jersey corporation          representing 21,000 shares of
					  common stock

2.      Rascals Comedy Club               Certificate Number 8
	Stage Door Grill, Inc.,           representing 21,000 shares of
	a New Jersey Corporation          common stock